SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported):
January 9, 2006
ALLIANCE DATA SYSTEMS CORPORATION
(Exact Name of Registrant as Specified in Charter)

DELAWARE (State or Other Jurisdiction of Incorporation)	001-15749 (Commission File Number)	31-1429215 (IRS Employer Identification No.)
17655 WATERVIEW PARKWAY
DALLAS, TEXAS 75252
(Address and Zip Code of Principal Executive Offices)
(972) 348-5100
(Registrant’s Telephone Number, including Area Code)
NOT APPLICABLE
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 1.01. Entry into a Material Definitive Agreement
     On January 3, 2006, Alliance Data Systems Corporation (the “Company”) entered into that certain $300,000,000 Credit Agreement (the “Credit Agreement”), by and among the Company, ADS Alliance Data Systems, Inc., a wholly-owned subsidiary of the Company (“ADSI”), as guarantor, the banks party thereto (collectively, the “Banks”) and Harris N.A., as administrative agent and lead arranger (“Harris”), which provides for loans to the Company in a maximum amount of $300,000,000. In connection with the Credit Agreement, the Company executed and delivered to Harris, for the benefit of the Banks, various promissory notes evidencing the obligations under the Credit Agreement. In addition, the Company, ADSI and certain of the Company’s subsidiaries entered into certain related documents in connection with the Credit Agreement, including an amendment to a pledge agreement and an amendment to an intercreditor agreement.
     At the election of the Company, loans under the Credit Agreement bear interest on the principal amount at a rate equal to either the “Base Rate” or the “Euro-Dollar Rate.” The principal amount of all outstanding loans under the Credit Agreement, together with any accrued but unpaid interest, are due and payable on June 30, 2006, unless otherwise paid earlier pursuant to the terms of the Credit Agreement. Payment of amounts due under the Credit Agreement are secured by guaranties, pledges of the ownership interests of certain of the Company’s subsidiaries and pledges of certain intercompany promissory notes. On January 5, 2006, the Company borrowed $300,000,000 under the Credit Agreement, which the Company plans to the use for general corporate purposes, including other debt repayment, repurchases of its common stock, mergers and acquisitions, and working capital expenditures.
     The Credit Agreement includes usual and customary negative covenants for credit agreements of this type, including covenants limiting the Company’s ability to, among other things, consolidate or merge; form subsidiaries; substantially change the nature of its business; sell, transfer or dispose of assets; create or incur indebtedness; create liens; pay dividends or make other distributions; and make loans and investments. The Credit Agreement also requires the Company to satisfy certain financial covenants, including not permitting its “Senior Leverage Ratio” as determined in accordance with the Credit Agreement to exceed 2.50 to 1.00 and not permitting its “Interest Rate Coverage Ratio” as determined in accordance with the Credit Agreement to be less than 3.50 to 1.00. The Credit Agreement also includes customary events of default, including, among other things, breach of warranty, dissolution, bankruptcy, and certain changes of control.
     The Credit Agreement (3-Year) by and among the Company, the guarantor party thereto, the banks party thereto, and Harris, as administrative agent and letter of credit issuer, the Credit Agreement (364-Day) by and among the Company, the guarantor party thereto, the banks party thereto, and Harris, as administrative agent and letter of credit issuer, and the Credit Agreement (Canadian) by and among Loyalty Management Group Canada Inc., the guarantors party thereto, the banks party thereto, Bank of Montreal, as letter of credit issuer, and Harris, as administrative agent, each dated as of April 10, 2003 and each as amended from time to time, remain unchanged.
     The foregoing description of the material terms of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The Credit Agreement has been attached to this Form 8-K as an exhibit to provide investors with information regarding its terms. Except for its status as a contractual document that establishes and governs the legal relations among the parties with respect to the transactions described above, the Credit Agreement is not intended to be a source of factual, business or operational information about the parties.

Item 2.03. Creation of a Direct Financial Obligation under an Off-Balance Sheet Arrangement of a Registrant
     See discussion in Item 1.01, which is incorporated herein by reference.
ITEM 9.01. Financial Statements and Exhibits
(c) Exhibits
EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION
99.1	Credit Agreement by and among the Company, ADS Alliance Data Systems, Inc., as guarantor, the banks party thereto, and Harris N.A., as administrative agent and lead arranger.

99.2	First Amendment to Pledge Agreement by and among the Company, ADS Alliance Data Systems, Inc., and Harris N.A.

99.3	First Amendment to Intercreditor and Collateral Agency Agreement by and among the Company, ADS Alliance Data Systems, Inc., Harris N.A., and the other parties thereto.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alliance Data Systems Corporation
Date: January 9, 2006	By:	/s/ Edward J. Heffernan
Edward J. Heffernan
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION
99.1	Credit Agreement by and among the Company, ADS Alliance Data Systems, Inc., as guarantor, the banks party thereto, and Harris N.A., as administrative agent and lead arranger.

99.2	First Amendment to Pledge Agreement by and among the Company, ADS Alliance Data Systems, Inc., and Harris N.A.

99.3	First Amendment to Intercreditor and Collateral Agency Agreement by and among the Company, ADS Alliance Data Systems, Inc., Harris N.A., and the other parties thereto.